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                                                                    EXHIBIT 99.3

                           AMERICA SERVICE GROUP INC.

                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK



         Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, America Service Group Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware ("DGCL"), DOES HEREBY CERTIFY that:

         Pursuant to the authority conferred upon the Board of Directors of the Corporation by Section B of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151(g) of the DGCL, the Board of Directors of the Corporation on January 22, 1999, adopted the following resolution creating a series of Preferred Stock designated as Series A Convertible Preferred Stock.

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the DGCL and the provisions of the Certificate of Incorporation, a series of the class of authorized Preferred Stock, par value $.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

         SECTION 1. DESIGNATION; NUMBER; RANK.

         (a) Designation; Number. The shares of such series shall be designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares initially constituting the Series A Preferred Stock shall be 500,000 (the "Initial Shares"), which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased (i) prior to conversion or redemption of all of the Corporation's 12% Subordinated Convertible Bridge Notes due January 26, 2000 (the "Notes") and (ii) after conversion or redemption of all of the Notes, below the number of then outstanding shares of Series A Preferred Stock. The Corporation may issue (x) up to 50,000 shares of the Series A Preferred Stock as an original issuance; (y) up to 150,000 shares of the Series A Preferred Stock upon conversion of the Notes; and (z) such number of additional shares as may be required to pay dividends on the Series A Preferred Stock in additional shares of Series A Preferred Stock pursuant to Section 2(a). The Corporation shall take all actions necessary or advisable to increase the number of shares of Series A Preferred Stock authorized to provide for additional issuance of Series A Preferred Stock pursuant to clause (z) of the preceding sentence.


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         (b)      Rank. The Series A Preferred Stock shall, except as provided in Section 4(b) hereof, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank senior to the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") and other capital stock of the Corporation designated by the Board of Directors of the Corporation prior to or on or after the date hereof.

         SECTION 2.        DIVIDENDS.

         (a) Payment of Dividends. The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative dividends at an annual rate equal to 5% from and after the respective dates of issuance of applicable shares of Series A Preferred Stock (the "Issue Date"), as long as the shares of Series A Preferred Stock remain outstanding. Dividends shall be (i) computed on the basis of the Liquidation Preference (as defined in Section 11); (ii) accrue and be payable quarterly, in arrears, on March 1, June 1, September 1 and December 1 in each year or, if not a Business Day, on the next Business Day (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date following the Issue Date; and (iii) payable in cash; provided, however, that if payment of cash dividends is restricted by the terms of any instrument or agreement to which any of the Corporation's Senior Indebtedness was created or incurred, the dividends provided in this Section 2 shall be payable in additional Series A Preferred Stock (the "Additional Series A Preferred Stock"), which shall be issued on the applicable Quarterly Dividend Payment Date and shall be subject to the terms, voting powers, preferences and relative, participating, optional and other special rights provided hereunder, and dividends shall accrue on each share of Additional Series A Preferred Stock from the issuance date of such Additional Series A Preferred Stock.

         (b)      Accrual of Dividends. Dividends payable pursuant to paragraph
(a) of this Section 2 shall begin to accrue and be cumulative from the Issue Date, whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof.

         (c) Restricted Payments. No dividend or distribution in cash, shares of stock or other property on the Common Stock or other capital stock of the Corporation shall be declared or paid or set apart for payment unless (i) all accumulated and unpaid dividends on the Series A Preferred Stock have been declared and paid and (ii) at the same time, the same dividend or distribution is declared or paid or set apart, as the case may be, on the Series A Preferred Stock payable on the same date, at the rate per share of Series A Preferred Stock based upon the number of shares of Common Stock into which each share of Series A Preferred Stock is


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convertible (as adjusted pursuant to Section 8) on the record date for such dividend or distribution on the Common Stock.

         (d) Penalty Dividend Rate. In the event that (i) any dividend payable on the Series A Preferred Stock pursuant to Section 2(a) shall not have been paid in full, whether in cash or in kind, (ii) a Default or an Event of Default under Section 8.1(f) of the Securities Purchase Agreement shall have occurred and be continuing for 30 days following the date notice of such event is required to be given, or (iii) the Corporation shall have failed to redeem in full the shares of Series A Preferred Stock pursuant to Section 5(a), whether or not by reason of the absence of legally available funds, then, in any such case, the holders of Series A Preferred Stock shall be entitled to annual dividends (in addition to any dividend payable pursuant to Section 2(a)) at a rate of 7.0% per annum from the applicable Quarterly Dividend Payment Date or date of such breach, Default or Event of Default or failure to redeem, as the case may be, through the date of payment of such dividend, cure of such breach, Default or Event of Default or redemption, as the case may be.

         SECTION 3.        VOTING RIGHTS.

         In addition to any voting rights provided by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

         (a) Right to Vote as a Single Class with Holders of Common Stock. So long as any of the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together as a single class with the holders of Common Stock. The holders of each share of Series A Preferred Stock shall be entitled to vote with respect to each share of Series A Preferred Stock held by each such holder a number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible (as adjusted pursuant to Section 8) on the record date for such vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregation of all shares of Common Stock into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

         (b) Fundamental Change Not to be Taken Without Vote of Holders of Series A Preferred Stock. So long as 100% of the shares of Series A Preferred Stock issued under the Securities Purchase Agreement are outstanding, the Corporation may not take any of the actions (each, a "Fundamental Change") set forth below without first obtaining the approval of the holders of 66-2/3% of the outstanding shares of Series A Preferred Stock (the "66-2/3% Holders"):

                  (i) sell all or substantially all of the assets of the Corporation or undertake a merger or consolidation transaction in which the stockholders of the Corporation immediately prior to the transaction possess less than 50% of the Voting Securities of the surviving entity immediately after the transaction;


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                  (ii)     effect a reclassification or recapitalization of the
issued and outstanding capital stock of the Corporation; or

                  (iii) file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal law or the law of any other jurisdiction or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or any Subsidiary or for all or any substantial part of its respective property, or an assignment for the benefit of the Corporation's or any of its Subsidiaries' creditors, or an admission in writing the Corporation's or its Subsidiaries' inability to pay its debts generally as they become due, or take any corporate action, as the case may be, in furtherance of any of the foregoing.

         (c) Actions Not to be Taken Without Vote of Holders of Series A Preferred Stock. The affirmative vote of the 66-2/3% Holders shall be necessary to (i) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of any class or classes or series within a class of the Corporation's capital stock ranking prior to (either as to dividends or upon voluntary or involuntary liquidation, dissolution or winding
up), or pari passu with, the Series A Preferred Stock (other than as contemplated herein); (ii) increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of, Series A Preferred Stock other than upon the conversion of the Notes or as required by the proviso to Section 2(a) hereof; or (iii) authorize, adopt or approve an amendment to the Certificate of Incorporation or this Certificate of Designation which would increase or decrease the par value of the shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the Series A Preferred Stock.

         (d) Exercise of Voting Rights. (i) The foregoing rights of holders of shares of Series A Preferred Stock to take any actions as provided in this
Section 3 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof.

         So long as such right to vote continues, the Chairman of the Board of the Corporation may call, and if the holders of Series A Preferred Stock are to vote separately as a single class, upon the written request of holders of record of 51% of the outstanding shares of Series A Preferred Stock, addressed to the Secretary of the Corporation, at the principal office of the Corporation, the Chairman of the Board of the Corporation shall call, a special meeting of the holders of shares of Series A Preferred Stock entitled to vote as provided herein. The Corporation shall use its best efforts to hold such meeting within 60, but in any event not later than 90, days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-Laws of the Corporation for the holding of meetings of stockholders; provided that the Corporation shall not be required to call such a special meeting if such request is received fewer than 90 days before the date fixed for the next ensuing annual meeting of stockholders of the Corporation, at which meeting such newly created directorships



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shall be filled by the holders of the Series A Preferred Stock; and provided, further, however, that if it is necessary for the Corporation to solicit proxies for use at such special meeting, the Corporation's obligation to conduct such special meeting shall be delayed for such period of time as is necessary for the Corporation to prepare and file a proxy statement and to obtain the Commission's clearance of such proxy statement.

                  (ii) At each meeting of stockholders at which the holders of shares of Series A Preferred Stock shall have the right, voting separately as a single class, to take any action, the presence in person or by proxy of the holders of record of one-half of the total number of shares of Series A Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof, in the absence of a quorum of the holders of shares of Series A Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series A Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

                  (iii) For the taking of any action as provided in paragraphs (b) and (c) of this Section 3 by the holders of shares of Series A Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day (as defined in Section 11) next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

         SECTION 4.        CERTAIN RESTRICTIONS.

         (a) Dividends or Distributions. Whenever (i) any dividend payable on the Series A Preferred Stock pursuant to Section 2(a) or 2(d) shall not have been paid in full, whether in cash or in kind; (ii) a Default or an Event of Default under Section 8.1(f) of the Securities Purchase Agreement shall have occurred and be continuing for 30 days following the date notice of such event is required to be given; (iii) the Corporation shall have failed to redeem in full the shares of Series A Preferred Stock pursuant to Section 5(a), whether or not by reason of the absence of legally available funds therefor; or (iv) a Cross-Default or Fundamental Change shall have occurred and be continuing, the Corporation shall not declare or pay dividends, or make any other distributions, on any shares of Parity Stock or Junior Stock, except for dividends or distributions payable in Junior Stock pursuant to Section 2(c).

         (b) Redemption and Purchase of Capital Stock. Whenever dividends on the Series A Preferred Stock shall not have been paid in full, whether in cash or in kind, or any of the events set forth in clauses (ii) through (iv) of clause (a) of this Section 4 shall have occurred and be continuing, the Corporation shall not: (A) redeem, purchase or otherwise acquire for consideration any shares of Parity Stock or Junior Stock; provided, however, that the Corporation may (1) at any time redeem, purchase or otherwise acquire shares of Parity Stock in exchange for any shares of Junior Stock, (2) accept shares of any Parity Stock or Junior Stock for conversion into shares of Junior Stock, (3) at any time redeem, purchase or otherwise acquire shares of any


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Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation, pro rata with the Series A Preferred Stock in proportion to the total amount then required to be applied by it to redeem, repurchase or otherwise acquire shares of Series A Preferred Stock and shares of such Parity Stock, and (4) pay cash in lieu of issuing fractional shares of Common Stock; or
(B) redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred Stock; provided, however, that the Corporation may (1) accept shares of Series A Preferred Stock surrendered for conversion into shares of capital stock of the Corporation pursuant to Section 8, (2) elect to redeem all outstanding shares of Series A Preferred Stock pursuant to Section 5(a) or (3) redeem shares of Series A Preferred Stock pro rata pursuant to Section 5(a).

         (c) Redeemable Common Stock. So long as at least 25% of the shares of Series A Preferred Stock issued pursuant to the Securities Purchase Agreement remain outstanding, the Corporation shall not, and shall not permit any Subsidiaries of the Corporation to, purchase, redeem or retire for value any shares of Redeemable Common Stock.

         (d) Purchase of Capital Stock. The Corporation shall not permit any Subsidiaries of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (b) of this Section 4, purchase such shares at such time and in such manner.

         SECTION 5.  REDEMPTION; CHANGE OF CONTROL.

         (a) Mandatory Redemption. On July 26, 2005 (such date, the "Mandatory Redemption Date"), the Corporation shall redeem, out of funds legally available therefor, all outstanding shares of Series A Preferred Stock, by paying therefor the Liquidation Preference in cash (the "Redemption Price"). If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on the Mandatory Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the number of shares of Series A Preferred Stock held by each such holder. The shares of the Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided in this Certificate of Designation at any time. Thereafter, when additional funds of the Corporation are legally available for the redemption of shares of the Series A Preferred Stock, such funds shall immediately be used to redeem the balance of the shares of Series A Preferred Stock that the Corporation has become obliged to redeem on the Mandatory Redemption Date but which the Corporation has not redeemed.

         (b) Optional Redemption. The Corporation shall have the right, at its sole option and election made in accordance with clause (d) below, to redeem the Series A Preferred Stock, in an amount not less than one-third of the amount of Series A Preferred Stock issued pursuant to the Securities Purchase Agreement, for an amount equal to the Redemption Price; provided, however, that, subject to the final paragraph of this clause (b), (A) the Corporation shall not be permitted to redeem any shares of Series A Preferred Stock on or prior to June 30, 2001 unless the Current Market Price per share of the Common Stock is equal to or greater than the



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Conversion Price multiplied by 225% for at least 45 consecutive Trading Days immediately preceding the date of the Redemption Notice (as defined in clause
(d) below) and (B) the Corporation shall not be permitted to redeem any shares of Series A Preferred Stock any time after June 30, 2001 unless the Current Market Price per share of the Common Stock is equal to or greater than the Conversion Price multiplied by 225% for at least 30 consecutive Trading Days immediately preceding the date of the Redemption Notice; and provided, further, that (i) the Company shall have given the notice required by Section 2.2(c) of the Registration Rights Agreement and (ii) a registration statement providing for the resale of the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and upon the exercise of the Warrants (collectively, the "Conversion Shares") held by persons who become Requesting Holders (as defined by the Registration Rights Agreement) and fulfill their respective obligations pursuant to Section 2.7 of the Registration Rights Agreement shall have been declared effective by the Commission; provided, however, that such registration statement shall not be deemed to have been effected (x) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than an act or omission of the holders of such Conversion Shares and has not thereafter become effective, or (y) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the holders of such Conversion Shares. The provisions of the Registration Rights Agreement shall apply in connection with the registration of the Conversion Shares required by this
Section 5(b) to the extent not inconsistent herewith, except that Section 2.6 of the Registration Rights Agreement shall in no event apply to such Registration Statement.

         In the event that at any time a Change of Control has occurred prior to the delivery of a Redemption Notice pursuant to this Section 5(b), the Redemption Price of each share of Series A Preferred Stock until the expiration of the 90-day period referred to in clause (e) of this Section 5 shall equal the Change of Control Price (as defined in clause (c) below).

         (c) Change of Control. In the event that there occurs a Change of Control, any record holder of Series A Preferred Stock, in accordance with the procedures set forth in clause (e) of this Section 5, may require the Corporation to redeem any or all of the Series A Preferred Stock held by such holder for an amount ("Change of Control Price") equal to the greater of (i) 150% of the Face Value of the Preferred Stock, plus any accrued and unpaid dividends or (ii) the form and amount of consideration that such holder would have received had such holder converted such Series A Preferred Stock into Common Stock prior to the Change of Control.

         (d) Notice of Redemption. Notice of any redemption of shares of Series A Preferred Stock pursuant to clauses (a) and (b) of this Section 5 shall be mailed, first class postage prepaid, to each holder of shares of Series A Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation, notifying such holder of the redemption to be effected, specifying (i) the number of shares to be redeemed from such holder,
(ii) the redemption date, (iii) the Redemption Price and (iv) the place at which payment may be obtained; and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed



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(the "Redemption Notice"). Each Redemption Notice shall be mailed not less than
20 and not more than 30 days prior to the proposed redemption date. In order to facilitate the redemption of shares of Series A Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series A Preferred Stock to be redeemed.

         (e) Notice of Change of Control. Promptly following a Change of Control (but in no event more than five Business Days thereafter), notice of such Change of Control shall be mailed, first class postage prepaid, to each holder of Series A Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, notifying such holder of such Change of Control, setting forth each holder's right to require the Corporation to redeem any or all Series A Preferred Stock held by it. The Corporation shall thereafter during a period of 90 days from the date of such notice (or the date the Corporation was required to give such notice) redeem any Series A Preferred Stock, in whole or in part, at the option of the holder, upon at least five days' written notice to the Corporation by such holder, specifying (i) the Face Value of Series A Preferred Stock to be redeemed and (ii) the redemption date; provided, however, if payment of the Change of Control Price is restricted by the terms of any instrument or agreement to which any of the Corporation's Senior Indebtedness was created or incurred, such 90-day period shall not commence until the date on which payment of the Change of Control Price is no longer so restricted.

         (f) Payment of Redemption Price or Change of Control Price. On the date of any redemption being made pursuant to this Section 5 which is specified in a notice given pursuant to paragraph (d) or (e) of this Section 5, the Corporation shall wire transfer to such holder the Redemption Price or Change of Control Price, as the case may be, for the shares of Series A Preferred Stock so redeemed. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on any such Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the number of shares of Series A Preferred Stock held by such holder. The shares of the Series A Preferred Stock not redeemed on any such Redemption Date because of the insufficiency of legally available funds shall remain outstanding and be entitled to all the rights and preferences provided in this Certificate of Designation at any time and shall be redeemed on the earliest date upon which such funds are available.

         SECTION 6.        STATUS OF CONVERTED OR REDEEMED STOCK.

         (a) Status of Converted or Redeemed Stock. Any shares of Series A Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series A Preferred Stock shall upon their cancellation, and upon the filing of any document required by the DGCL, become authorized but unissued shares of Preferred Stock, $.01 par value, of the Corporation and may be reissued as part of another series of Preferred Stock, $.01 par value, of the Corporation, subject to the conditions or restrictions on issuance set forth in Section 3(b) and (c) or elsewhere herein.


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         SECTION 7.        LIQUIDATION, DISSOLUTION OR WINDING UP.

         (a) (i) If the Corporation shall (A) commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or (B) consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation, or of any substantial part of its property, or (C) make an assignment for the benefit of its creditors, or (D) admit in writing its inability to pay its debts generally as they become due, or
(ii)(x) if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and (y) any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up, or (iii) if the Corporation shall otherwise liquidate, dissolve or wind up, after payment or provision for the payment for the debts and other liabilities of the Corporation, no distribution shall be made to the holders of shares of Junior Stock or Parity Stock unless, prior thereto, the holders of shares of Series A Preferred Stock, subject to Section 8, shall have received the Liquidation Preference (as defined in Section 11) with respect to each share held by holders of the Series A Preferred Stock.

         (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

         (c) Whenever the distribution provided for in this Section 7 shall be payable in securities or property other than cash, the value of such distribution shall be the Fair Market Value.

         SECTION 8.  CONVERSION.

         (a) Right to Convert. Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Face Value by the Conversion Price (as defined in Section 11) at the option of the holder at any time after the Issue Date and prior to the close of business on the day prior to the Redemption Date.

         (b) Mechanics of Conversion. Any conversion by the holders of the Series A Preferred Stock shall be in an aggregate amount with a Face Value equal to at least $100,000 or all shares of Series A Preferred Stock of such holder. Conversion of the Series A Preferred Stock may be effected by any such holder upon the surrender to the Corporation at the principal office of the Corporation in the State of Tennessee or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors of the Corporation (the "Transfer Agent"), of the certificate(s) for such Series A Preferred Stock to be converted, accompanied by a



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written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case any holder's notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names and upon receipt of the opinion referred to in Section 13.12 of the Securities Purchase Agreement. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock, to which the holder of shares of Series A Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice so that the rights of the holder thereof as to the shares being converted shall cease except for the rights pursuant to Section 8(c) to receive shares of Common Stock, in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

         In case any shares of Series A Preferred Stock are to be redeemed pursuant to Section 5, such right of conversion shall cease and terminate as to the shares of Series A Preferred Stock to be redeemed at the close of business on the Business Day preceding the date fixed for redemption unless the Corporation shall default in the payment of the Redemption Price or the Change of Control Price, as the case may be.

         (c) Fractional Shares. In connection with the conversion of any shares of Series A Preferred Stock into Common Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such shares of Series A Preferred Stock are deemed to have been converted. If more than one share of Series A Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered. Promptly upon conversion, the Corporation shall pay to the holder of shares of Series A Preferred Stock so converted out of funds legally available, an amount equal to any accrued and unpaid dividends on the shares of Series A Preferred Stock surrendered for conversion to the date of such conversion, together with cash in lieu of any fractional interest of such holder.

         (d) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock issued or issuable pursuant to the Securities Purchase Agreement into Common Stock, and shall take all actions required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series A Preferred Stock.

         (e)      Initial Conversion Price. (i) Subject to Sections 8(e)(ii) and
(e)(iii), the initial Conversion Price shall equal the lower of (A) $9.45 per share or (B) the Current Market Price of the Common Stock during the 30 consecutive Trading Days prior to the Stockholders Meeting (as defined in the Securities Purchase Agreement); provided that, the Conversion Price shall in no event be less than $5.50 per share (the "Initial Conversion Price") (subject to adjustment from time to time as provided in this section).

                  (ii) In the event the Corporation shall not have duly called and convened a Stockholders Meeting (as defined in the Securities Purchase Agreement) to consider and vote upon the Stock Issuance (as defined in the Securities Purchase Agreement) within one year from the Closing Date, the Initial Conversion Price shall equal the lower of (A) $9.45 per share or (B) the Current Market Price of the Common Stock during the 30 consecutive Trading Days immediately prior to January 26, 2000; provided, that the Initial Conversion Price shall in no event be less than $5.50 per share (subject to adjustment from time to time as provided in this section).

                  (iii) Notwithstanding any other provisions in this Section 8(e), at any time prior to the Stockholder Approval Date (as defined in the Securities Purchase Agreement) the Initial Conversion Price shall in no event be less than the price at which the maximum number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, together with shares of Common Stock issued or issuable upon exercise of the Warrants, would exceed the greater of (i) 711,241 shares (19.9% of the outstanding shares of Common Stock of the Corporation as of the Closing Date) and (ii) 19.9% of the outstanding shares of Common Stock of the Corporation, provided, however, that if the Conversion Price is greater than the price that would be in effect but for this sentence and, subsequently, the Company shall have obtained the Stockholder Approval, the Initial Conversion Price shall be retroactively recalculated as of the Stockholder Approval Date in accordance with paragraph
(e)(i) above.

         (f) Adjustment to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. (i) In case the Corporation shall at any time or from time to time after the Closing Date (A) pay a dividend, or make a distribution, on the Outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the Outstanding shares of Common Stock, (C) combine the Outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion into Common Stock shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series A Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause
(i) in connection with any transaction to which paragraph (h) applies.

                  (ii) In case the Corporation shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) (collectively, "Additional Shares") after the Closing Date at a price per share (or having a conversion price per share) less than the greater of (A) the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding the earlier of the issuance or the public announcement of the issuance of such shares of Common Stock and (B) the Conversion Price as of the date of issuance of such shares (or, in the case of convertible or exchangeable securities, less than the Conversion Price as of the date of issuance of the rights, warrants or other securities in respect of which shares of Common Stock were issued), then, and in each such case, the Conversion Price shall be reduced so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon the conversion thereof into Common Stock, the number of shares of Common Stock determined by multiplying (A) the Conversion Price in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Outstanding immediately prior to such sale or issue multiplied by the greater of (a) the then applicable Conversion Price per share and (b) the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding the earlier of the issuance or public announcement of the issuance of such Additional Shares of Common Stock (the greater of (a) and (b) above hereinafter referred to as the "Adjustment Price") and (2) the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into of for which the rights, warrants or other convertible securities may convert or be exercisable), and the denominator of which shall be the sum of (x) the total number of shares of Common Stock Outstanding immediately prior to such sale or issue and (y) the number of Additional Shares issued (or into or for which the rights, warrants or convertible securities may be converted or exercised), multiplied by the Adjustment Price. An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this clause (ii), the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of rights, warrants or other securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock, rights, warrants and convertible securities plus the aggregate amount (as determined on the date of issuance), if any, payable upon exercise or conversion of any such rights, warrants and convertible securities into shares of Common Stock. If, subsequent to the date of issuance of such right, warrants or other convertible securities, the exercise or conversion price thereof is reduced, such aggregate amount shall be recalculated and the Conversion Price adjusted retroactively to give effect to such reduction. If Common Stock is sold as a unit with other securities, the aggregate consideration received for such Common Stock shall be deemed to be net of the Fair Market Value of such other securities. The issuance or reissuance of (i) any shares of Common Stock or rights, warrants or other securities convertible into shares of Common Stock (whether treasury shares or newly issued shares) (A) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the Outstanding shares of Common Stock requiring an adjustment in the Conversion Price pursuant to clause (i) of this paragraph (f);
(B) pursuant to any restricted stock or stock option plan or program of the Corporation involving the grant of options or rights to acquire Common Stock to directors, officers and employees of the Corporation and its Subsidiaries so long as the granting of such options or rights has been approved by the full Board of Directors or a committee of the Board of Directors on which the director designated by the HCCP Group is a member; (C) pursuant to any option, warrant, right, or convertible security outstanding as of the Closing Date or the Corporation's Employee Stock Purchase Plan, as in effect on the date hereof, or (ii) the Series A Preferred Stock, Warrants and any shares of Common Stock issuable upon conversion or exercise thereof shall not be deemed to constitute an issuance of Common Stock or convertible securities by the Corporation to which this clause (ii) applies. Upon the expiration of any unexercised options, warrants or rights to convert any convertible securities for which an adjustment has been made pursuant to this clause (ii), the adjustments shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such options, warrants or rights or convertible securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. No adjustment shall be made pursuant to this clause (ii) in connection with any transaction to which paragraph (h) applies.

                  (iii) In case the Corporation shall at any time or from time to time after the Closing Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend) on its Common Stock, other than dividends or distributions of shares of Common Stock which are referred to in clause (i) of this paragraph (f), then, and in each such case, the Conversion Price shall be reduced so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the applicable Conversion Price on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be such Current Market Price of the Common Stock for a period of 20 Trading Days preceding such record date less the Fair Market Value (as defined in Section 11) per share of Common Stock, and the denominator of which shall be such Current Market Price of the Common Stock for a period of 20 Trading Days preceding such record date. No adjustment shall be made pursuant to this clause (iii) in connection with any transaction to which paragraph (h) applies or by reason of the issuance of stock purchase rights under a stockholder rights plan adopted by the Company; provided that the adjustments required by this clause (iii) shall be made if any "flip in" or "flip-over" event shall occur under such stockholder rights plan not triggered by the holder hereof.

                  (iv) The term "dividend," as used in this paragraph (f), shall mean a dividend or other distribution upon stock of the Corporation.

                  (v) Anything in this paragraph (f) to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the Conversion Price (x) if such adjustment was previously taken into account in determining the Conversion Price on the Issue Date, (y) if, in connection with any event which would otherwise require an adjustment pursuant to this paragraph (f), the holders of Series A Preferred Stock have received the dividend or distribution to which such holders are entitled under Section 2 hereof or (z) unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Price such that the number of shares of Common Stock receivable upon conversion of each share of Series A Preferred Stock would differ by at least one one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least one one-hundredth of one share of Common Stock, such change in Conversion Price shall thereupon be given effect.

                  (vi) The certificate of any firm of independent public accountants of recognized national standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this paragraph (f).

                  (vii) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph (f) or in the Conversion Price then in effect shall be required by reason of the taking of such record.

                  (viii) If any event occurs as to which the provisions of this Section 8(f) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights of the holders of the Series A Preferred Stock.

         (g) Adjustment to Conversion Price for Changes in Current Market Price. (i) Except with respect to the shares of Series A Preferred Stock which have been converted or redeemed prior to June 30, 2001, if (A) the Initial Conversion Price exceeds $8.00 per share and (B) during the period beginning on the earlier of (x) June 30, 2000 and (y) the date twelve months after the Stockholders Meeting and ending on June 30, 2001, the Current Market Price of Common Stock per share does not exceed 225% of the Initial Conversion Price for 45 consecutive Trading Days, the Conversion Price shall be reduced to $8.00 (subject to adjustment for the events set forth in paragraph (f) above).

                  (ii) Except with respect to the shares of Series A Preferred Stock which have been converted or redeemed prior to June 30, 2001, if
(A) the Initial Conversion Price exceeds $8.00 per share and (B) during the period beginning on the earlier of (x) June 30, 2000 and (y) the date twelve months after the Stockholders Meeting and ending on June 30, 2001, the Current Market Price of Common Stock per share is more than 225% but less than 250% of the Initial Conversion Price for 45 consecutive Trading Days, the Conversion Price shall be reduced to an amount equal to the product of the Initial Conversion Price multiplied by a quotient, the numerator of which shall equal the sum of (x) the Initial Conversion Price and (y) $8.00 and the denominator of which shall be 2 (subject to adjustment for the events set forth in paragraph
(f) above).

         (h) Adjustment to Conversion Price for Reclassification and Reorganization. In the case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the assets or property of the Corporation (each of the foregoing being referred to as a "Transaction") occurring in each case at any time, each share of Series A Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

                  (i) Notice of Record Date. In case at any time or from time to time (i) the Corporation shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or (ii) there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series A Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which (A) a record shall be taken for such stock dividend, distribution or subscription rights or (B) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be; provided that, in the case of any Transaction to which paragraph
(h) applies the Corporation shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

         SECTION 9.  REPORTS AS TO ADJUSTMENTS.

         Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in Section 8, then, and in each such case, the Corporation shall promptly deliver to the Transfer Agent of the Series A Preferred Stock and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by Section 8, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series A Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 8(i).

         SECTION 10.  CERTAIN COVENANTS.

         Any registered holder of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 11.  DEFINITIONS.

         For the purpose of this Certificate of Designation of Series A Convertible Preferred Stock, the following terms shall have the meanings indicated:

                  "Adjustment Period" shall mean the period of five consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

                  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Beneficially Own" or "Beneficial Owners" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

                  "Board of Directors" shall mean the board of directors of the Corporation.

                  "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the States of New York or Tennessee are authorized or obligated by law or executive order to close.

                  "Capitalized Lease" shall mean, with respect to any person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet.

                  "Capitalized Lease Obligation" of any person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such person in respect of a Capitalized Lease of such person.

                  "Change of Control" shall mean:

                  (a) a "person" or "Group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becoming, in a transaction or series of related transactions, the Beneficial Owner of Voting Securities entitled to exercise 50% or more of the total voting power of all outstanding Voting Securities of the Corporation (including any Voting Securities that are not then outstanding of which such person or Group is deemed the Beneficial Owner) (the "Control Party"); or

                  (b) the acquisition of Beneficial Ownership of 20 percent or more of the number of Voting Securities of the Corporation by any Person or Group, together with contractual rights, which would enable such Person or Group to prevent a merger, consolidation or sale of all or substantially all of the assets or other sale of the Corporation; or

                  (c) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

                  (d) sale of all or substantially all of the assets of the Corporation.

                  "Closing Date" shall mean the date on which the closing of the transactions contemplated by the Securities Purchase Agreement occurred.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Conversion Price" shall mean the Initial Conversion Price, subject to adjustment as provided in Section 8.

                  "Cross-Default" shall mean (i) the Corporation or any Subsidiary (x) fails to make any payment in respect of any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (y) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an early Termination Date (as defined in and provided for in any such Swap Contract that is in the form of an ISDA Master Agreement) or equivalent termination event (as provided in any other Swap Contract) resulting from (x) any event of default under such Swap Contract as to which the Corporation or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (y) any Termination Event (as so defined in such Swap Contract) as to which the Corporation or any Subsidiary is an Affected Party (as so defined in such Swap Contract), and, in either event, the Swap Termination Value owned by the Corporation or such Subsidiary as a result thereof is greater than $1,000,000.

                  "Current Market Price," when used with reference to shares of Common Stock or other securities on any date, shall mean the closing sale price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing sale prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the closing sale price in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the closing sale price as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the closing sale price, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm acceptable to holders of a majority of the shares of Series A Preferred Stock, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor Federal statute.

                  "Face Value" with respect to the Series A Preferred Stock shall mean $100.00 per share.

                  "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices of such shares of securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof.

                  "HCCP Group" shall mean Health Care Capital Partners L.P., its Affiliates and the general partners of its Affiliates.

                  "Guarantee" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person:
         (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds
         (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

                  "Indebtedness" shall mean, with respect to any person, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments (other than performance bonds incurred in the normal course of business),
         (iii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such person whether or not the obligations secured thereby have been assumed, (vi) all Capitalized Lease Obligations of such person, (vii) all Guarantees of such person,
         (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such person, (ix) all obligations arising out of foreign exchange contracts, and (x) all Swap Contracts.

                  "Initial Conversion Price" shall have the meaning as set forth in Section 8(e)(i) and (e)(ii) hereof.

                  "Issue Date" shall mean the date of issuance of the shares of Series A Preferred Stock upon conversion of the Notes.

                  "Junior Stock" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock.

                  "Liquidation Preference" with respect to a share of Series A Preferred Stock shall mean $100.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such share), plus an amount equal to all accrued but unpaid dividends (whether or not declared) on such share.

                  ["Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, fully diluted shares of Common Stock (calculated as prescribed by generally accepted accounting principles), except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares (i) issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock and (ii) issuable in respect of options or warrants to purchase, or securities convertible into, shares of Common Stock.]

                  "Parity Stock" shall mean any capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock.

                  "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Redeemable Common Stock" shall have the meaning in the Securities Purchase Agreement.

                  "Registration Rights Agreement" shall mean the registration rights agreement, dated as of the date hereof, among the Company and the Purchasers.

                  "Securities Purchase Agreement" shall mean the securities purchase agreement, dated as of January 26, 1999, among the Corporation, Health Care Capital Partners L.P. and Health Care Executive Partners L.P.

                  "Senior Indebtedness" shall mean and include, as of any date as of which the amount thereof is to be determined, the principal of and premium, if any, and interest due on (a) any Indebtedness arising under the Revolving Credit Agreement (as defined in the Securities Purchase Agreement) and (b) any amendments, renewals, extensions, and refundings of any such Indebtedness.

                  "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                  "Swap Contract" shall mean any agreement whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  "Swap Termination Value" shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts,
         (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in subclause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Corporation based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

                  "Trading Day" means a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

                  "Voting Securities" shall mean at any time shares of any class of capital stock of the Corporation which are then entitled to vote generally in the election of directors.

                  "Warrants" shall mean the Warrants issued pursuant to the Securities Purchase Agreement and subject to the terms and conditions (including adjustments pursuant to Section 4 thereof) of the Warrant Agreement, dated the date hereof, among the Corporation, Health Care Capital Partners L.P., and Health Care Executive Partners L.P.

                  IN WITNESS WHEREOF, the officers named below, acting for and on behalf of America Service Group Inc., have hereunto subscribed their names on this 26th day of January, 1999.

                                           AMERICA SERVICE GROUP INC.


                                             By:
                                                --------------------------------
                                                 Name:  Michael Catalano
                                                 Title:  President and Chief
                                                         Executive Officer

Attest:

By:
   ------------------------------
   Name:  Jean L. Byassee
   Title:  Senior Vice President,
           General Counsel
           and Secretary